UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 11, 2010
TOLLGRADE COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	000-27312 (Commission File Number)	25-1537134 (IRS Employer Identification Number)
493 Nixon Road
Cheswick, Pennsylvania 15024
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (412) 820-1400
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 Changes in Registrant’s Certifying Accountant.
On March 11, 2010, the Audit Committee of the Board of Directors of Tollgrade Communications, Inc. (the “Company”) dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm.
The reports of PwC on the Company’s consolidated financial statements for the years ended December 31, 2008 and 2009 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle.
During the Company’s years ended December 31, 2008 and 2009 and through March 11, 2010, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreement in its reports on the Company’s consolidated financial statements for such years. During the Company’s years ended December 31, 2008 and 2009 and through March 11, 2010, there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.
The Company has provided PwC with a copy of the foregoing statements and has requested and received from PwC a letter addressed to the Securities and Exchange Commission stating whether or not PwC agrees with the above statements. A copy of the letter from PwC is attached as Exhibit 16.1 to this Form 8-K.
On March 15, 2010, the Audit Committee of the Company’s Board of Directors engaged Deloitte & Touche LLP (“Deloitte”) to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2010. During the years ended December 31, 2008 and 2009 and through March 15, 2010, neither the Company nor anyone acting on its behalf consulted Deloitte regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d)	EXHIBITS

16.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated March 15, 2010.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLLGRADE COMMUNICATIONS, INC.
Dated: March 15, 2010	By:	/s/ Jennifer M. Reinke
Jennifer M. Reinke
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated March 15, 2010.